Exhibit 10.4

LOAN CONVERSION AGREEMENT

LOAN CONVERSION AGREEMENT, dated as of August 7, 2007 (this “Agreement”), between eMagin Corporation, a Delaware corporation (the “Company”), and Moriah Capital, L.P., a Delaware limited partnership (together with its successors and any assignees, “Lender”).

WHEREAS, Lender has contemporaneously entered into a Loan and Security Agreement, dated as of the date hereof (as the same may be amended, the “Loan Agreement”), between Lender, as lender, and the Company, as borrower;

WHEREAS, pursuant to the Loan Agreement, the outstanding principal and accrued and unpaid interest due to Lender (“Loan Indebtedness”) under the Note is convertible into such number of fully paid and nonassessable shares (as may be adjusted pursuant to Section 4 hereof, the “Shares”) of Common Stock, par value $0.001 per share (“Common Stock”), of the Company, as equals (i) that portion of the Loan Indebtedness under the Loan Agreement that Lender elects to convert into Common Stock divided by (ii) the Conversion Price (as defined below);

NOW, THEREFORE, the parties agree as follows:

1. Conversion Right; Term. Subject to the terms hereof, commencing on the date hereof and until the first to occur of (a) the date that the Loan Indebtedness is repaid in full in accordance with the terms of the Loan Agreement or (b) the date that the Loan Indebtedness is converted into Common Stock upon a Mandatory Conversion (as defined in Section 12 below) (the “Expiration Date”), Lender shall have the right, at any time and from time to time, to convert (the “Conversion Right”) any amount of the Loan Indebtedness into such number of shares of Common Stock that shall be obtained by dividing the then-outstanding Loan Indebtedness by the Conversion Price; provided, however, the total Loan Indebtedness that is convertible hereunder shall not exceed Two Million Dollars ($2,000,000.00) (the “Conversion Limit”). To the extent not exercised by 5:00 P.M., New York City time, on the Expiration Date, this Agreement shall completely and automatically terminate and expire, and thereafter it shall be of no force or effect whatsoever.

1A. Conversion Limitations. Notwithstanding anything contained herein to the contrary, Lender shall not be entitled to convert pursuant to the hereof an amount that would be convertible into that number of shares of Common Stock that would exceed the difference between 4.99% of the issued and outstanding shares of Common Stock and the number of shares of Common Stock beneficially owned by Lender (the “4.99% Limitation”). For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Lender may void the 4.99% Limitation upon 75 days prior notice to the Company or without any notice requirement upon an Event of Default.

In the event that Lender voids the 4.99% Limitation, Lender shall not be entitled to convert pursuant to the hereof an amount that would be convertible into that number of shares of Common Stock that would exceed the difference between 9.99% of the issued and outstanding shares of Common Stock and the number of shares of Common Stock beneficially owned by Lender (the “9.99% Limitation”). For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Lender may void the 9.99% Limitation upon 75 days prior notice to the Company or without any notice requirement upon an Event of Default.

2. Certain Definitions. The terms set forth below shall have the following meanings. Capitalized terms used but not defined herein have the meanings given to them in the Loan Agreement.

“Conversion Price” means an amount per share of Common Stock equal to $1.50, which Conversion Price shall be subject to adjustment as provided herein.

“Common Stock Equivalent” means any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security or property rights convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of Common Stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

“Current Fair Market Value” when used with respect to the Common Stock as of a specified date means, with respect to a share of Common Stock, the average of the closing prices of the Common Stock sold on all securities exchanges including the NASD OTCBB, NASDAQ Capital Market, the Nasdaq National Market, the American Stock Exchange or the New York Stock Exchange (each a “Trading Market”) on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of regular trading such day, or, if on such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York City time, or, if on such day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by the Pink Sheets, LLC, or any similar successor organization, in each such case averaged over a period of five Trading Days consisting of the day as of which the Current Fair Market Value of Common Stock is being determined (or if such day is not a Trading Day, the Trading Day next preceding such day) and the  four consecutive Trading Days prior to such day. If on the date for which Current Fair Market Value is to be determined the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Current Fair Market Value of Common Stock shall be the highest price per share of Common Stock at which the Company has sold shares of Common Stock or Common Stock Equivalents to one or more unaffiliated third parties in a bona fide financing round during the 365 days prior to the date of such determination. If no such sales were made during the 365 days prior to the date of such determination, the Current Fair Market Value of Common Stock shall be the price per share which the Company could then obtain from a willing buyer on an arms’-length basis (not an affiliate, employee or director of the Company at the time of determination) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in by an independent appraiser mutually acceptable to, and unaffiliated with, the Company and Lender, whose appraisal costs shall be paid by the Company.

“Trading Day” means at any time a day on which the Trading Market on which the Common Stock may be listed is open for general trading of securities.

3. Deficiency in Shares Available for Issuance. If at any time the Conversion Right is exercised the Company does not have available for issuance upon such conversion as authorized and unissued shares or in its treasury at least the number of shares of Common Stock required to be issued pursuant hereto, then, at the election of Lender made by notice from Lender to the Company, the Conversion Right, to the extent that sufficient shares of Common Stock are not then available for issuance upon conversion, shall be converted into the right to receive from the Company, in lieu of the shares of Common Stock which the Company is unable to issue, payment in an amount equal to the product obtained by multiplying (a) the number of shares of Common Stock which the Company is unable to issue times (b) the Current Market Value of the Common Stock as of the Conversion Date. Such amount shall further be deemed to be an Obligation under the Loan Agreement secured by the Collateral thereunder. Any payment of such amount shall be deemed to be a payment of principal plus a premium equal to the total amount payable less the principal portion of the Loan converted as to which such payment is required to be made because shares of Common Stock are not then available for issuance upon such conversion.

4. Conversion Procedure.

(a) In order to exercise the conversion privilege hereunder, Lender shall give a Conversion Notice in the form of Annex A (or such other notice which is acceptable to the Company) to the Company.

(b) As promptly as practicable, but in no event later than three (3) Business Days after a Conversion Notice is given, the Company shall issue and shall deliver to Lender the number of full shares of Common Stock issuable upon such conversion.

(c) (1) If Lender shall have given a Conversion Notice in accordance with the terms hereof, the Company's obligation to issue and deliver the shares of Common Stock upon such conversion shall be absolute and unconditional up to the amount of the outstanding Loan Indebtedness (but not to exceed the Conversion Limit), irrespective of any action or inaction by Lender to enforce the same, any waiver or consent with respect to any provision hereof or of the Loan Agreement, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to Lender, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by Lender or any other person or entity of any obligation to the Company or any violation or alleged violation of law by Lender or any other person or entity, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to Lender in connection with such conversion; provided, however, that nothing herein shall limit or prejudice the right of the Company to pursue any such claim in any other manner permitted by applicable law.

(2) If in any case the Company shall fail to issue and deliver the shares of Common Stock to Lender upon Lender’s exercise of the Conversion Right in accordance with the terms of this Agreement and the Loan Agreement within five (5) Business Days after Lender gives the Conversion Notice, in addition to any other liabilities the Company may have hereunder and under applicable law (A) the Company shall pay or reimburse Lender on demand for all out-of-pocket expenses, including, without limitation, reasonable fees and expenses of legal counsel, incurred by Lender as a result of such failure, (B) if as a result of such failure Lender shall suffer any damages or liabilities (including, without limitation, margin interest and the cost of purchasing securities to cover a sale (whether by Lender or Lender's securities broker) or borrowing of shares of Common Stock by Lender for purposes of settling any trade involving a sale of shares of Common Stock made by Lender, then the Company shall upon demand of Lender pay to Lender an amount equal to the damages and liabilities suffered by Lender by reason thereof which Lender documents to the reasonable satisfaction of the Company, and (C) Lender may by written notice given at any time prior to delivery to Lender of the shares of Common Stock issuable in connection with such exercise of Lender's Conversion Right, rescind such exercise and the Conversion Notice relating thereto.

5. Notices of Certain Company Actions. In case on or after the date of this Agreement:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings); or

(b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants;

the Company shall give Lender, as promptly as possible but in any event at least ten (10) Business Days prior to the applicable date hereinafter specified, a notice stating  the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined. Such notice shall not include any information which would be material non-public information for purposes of the Securities Exchange Act of 1934, as amended. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. In the case of any such action of which the Company gives such notice to Lender or is required to give such notice to Lender, Lender shall be entitled to give a Conversion Notice which is contingent on the completion of such action.

6. Stock Fully Paid, Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Agreement will, upon issuance, be duly authorized, fully paid and nonassessable, and will be free from all Liens with respect to the issue thereof. During the period within which the Conversion Right may be exercised, the Company will at all times have authorized, and reserved for the exercise of the Conversion Right a sufficient number of shares of its Common Stock to enable the Company to fulfill its obligation hereunder.

7. Adjustment of Conversion Price and Number of Shares. The number and kind of securities purchasable upon conversion, and the Conversion Price, shall be subject to the adjustment from time to time upon the occurrence of certain events, as follows:

(a)Adjustment for Common Stock Dividends and Distributions. If the Company makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock or Common Stock Equivalents, in each such event the Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock and Common Stock Equivalents issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock and Common Stock Equivalents issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock or Common Stock Equivalents issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 4(a) to reflect the actual payment of such dividend or distribution.

(b) Adjustments for Stock Splits, Stock Subdivisions and Combinations. If the Company subdivides or combines the Common Stock, (1) in the case of a subdivision (including a stock split), the Conversion Price in effect immediately prior to such event shall be proportionately decreased and the number of shares of Common Stock purchasable thereunder shall be proportionately increased, and (2) in the case of a combination (including a reverse stock split), the Conversion Price in effect immediately prior to such event shall be proportionately increased and the number of shares of Common Stock purchasable thereunder shall be proportionately decreased. Any adjustment under this Section shall become effective at the close of business on the date the subdivision or combination becomes effective.

(c) Adjustments for Reclassification, Reorganization and Consolidation. In case of (1) any reclassification, reorganization, change or conversion of securities of the Common Stock (other than a change in par value) into other shares or securities of the Company, (2) any merger or consolidation of the Company with or into another entity (other than a merger or consolidation with another entity in which the Company is the acquiring and the surviving entity and that does not result in any reclassification or change of the Common Stock), or (3) any sale of all or substantially all the assets of the Company, Lender shall have the right to receive, in lieu of the shares of Common Stock into which the Loan Indebtedness is convertible, the kind and amount of shares of stock and other securities, money and property receivable upon such reclassification, reorganization, change, merger or consolidation or sale upon conversion by Lender of the maximum number of shares of Common Stock into which the Loan Indebtedness could have been converted immediately prior to such reclassification, reorganization, change, merger or consolidation or sale, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. The provisions of this Section shall similarly attach to successive reclassifications, reorganizations, changes, mergers or consolidations.

(d) Recapitalizations. If at any time there occurs a recapitalization of the Common Stock (other than a subdivision, combination, or merger or sale of assets otherwise provided for in Section 7(c), Lender shall be entitled to receive, upon exercise of the Conversion Right and the giving of the Conversion Notice, the number of shares of capital stock or other securities or property of the Company or otherwise to which a holder of the Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon exercise of the Conversion Right hereunder) with respect to the rights of Lender after the recapitalization so that the provisions of this Section  shall be applicable after that event as nearly equivalent as may be practicable.

(e) No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or bylaws, or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Agreement and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Lender against impairment.

(f) Notice of Adjustments. Whenever the consideration issuable upon a conversion hereunder shall be changed pursuant to this Agreement, the Company shall prepare a certificate setting forth, in reasonable detail, the event requiring the change and the kind and amount of shares of stock and other securities, money and property subsequently issuable upon a conversion hereof. Such certificate shall be signed by its chief financial officer and shall be delivered to Lender or such other person as Lender or any successor notice recipient may designate.

(g) Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall round up the number of shares issuable in connection with such exercise to the next whole share.

(h) Mandatory Conversion. If the following conditions are met, then the Company may, on not less than fifteen (15) days prior written notice (“Mandatory Conversion Notice”) to Lender (“Mandatory Conversion Notice Date”), demand that all, but not less than all, of the outstanding Loan Indebtedness be converted into Common Stock on the terms set forth herein (a “Mandatory Conversion”):

(1) The Company’s Common Stock, trading on any Trading Market, has a Current Market Value equal to $3.50 (as adjusted in accordance with the terms hereof) or more for ten (10) consecutive Trading Days (the “Mandatory Conversion Measurement Period”).

(2) All of the shares of Common Stock into which the Loan Indebtedness is convertible are then freely tradable under an effective registration statement filed with the Securities and Exchange Commission or pursuant to Rule 144 of the Rules and Regulations promulgated under the Securities Act of 1933, as amended, and Lender shall have received an opinion of counsel to the Company as may be necessary or requested by Lender to allow such resales, provided the Company and its counsel receive reasonably requested representations from Lender and its broker, if any.

(3) Each of the representations and warranties made by or on behalf of the Company to Lender in this Agreement and in other Loan Documents shall be true and correct in all material respects as of the Mandatory Conversion Notice Date (provided that any such representation or warranty that is qualified as to materiality shall be true and correct in all respects), and Lender shall have received a certification from a Responsible Officer with respect to the foregoing in form and substance satisfactory to Lender.

(4) The Company shall have duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in this Agreement and the other Loan Documents as of the Mandatory Conversion Notice Date, and Lender shall have received a certification from a Responsible Officer with respect to the foregoing in form and substance satisfactory to Lender.

(5) No event shall have occurred on or prior to the Mandatory Conversion Notice Date or at any time thereafter and be continuing as of the date of the Mandatory Conversion, and no condition shall exist on the Mandatory Conversion Notice Date or at any time thereafter and be continuing as of the date of the Mandatory Conversion, which constitutes an Event of Default or which would, with notice or the lapse of time, or both, constitute an Event of Default under this Agreement or any of the other Loan Documents, and Lender shall have received a certification from a Responsible Officer with respect to the foregoing in form and substance satisfactory to Lender.

The Mandatory Conversion Notice shall be accompanied by a certificate of the Company setting forth, in reasonable detail, the calculation of the Current Fair Market Value of the Common Stock and the number of Shares issuable upon the Mandatory Conversion. Such certificate shall be signed by the Company’s chief financial officer and shall be delivered to Lender or such other person as Lender or any successor notice recipient may designate.

Notwithstanding the foregoing, the Company may not effect a Mandatory Conversion in the event that the number of shares of Common Stock issuable upon such Mandatory Conversion would exceed the number of shares of Common Stock that could be sold over a period of twenty (20) Trading Days based on twenty five percent (25%) of the average daily trading volume of the Common Stock on the Trading Market during the Mandatory Conversion Measurement Period.

8. Compliance with Securities Act; Disposition of Shares of Stock. The Company is obligated to register the shares to be issued upon conversion under the Securities Act of 1933, as amended, pursuant to the Registration Rights Agreement. Until such shares are duly registered, Lender will not offer, sell or otherwise dispose of any such Shares except under circumstances which will not result in a violation of applicable securities laws.

9. Rights as Shareholder. Lender shall not be entitled to vote or, subject to Section 4(a), receive dividends with respect to, or be deemed the holder of, Shares issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon Lender, as such, any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Conversion Right shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

10. Representations and Warranties of Company. The Company represents and warrants to Lender as follows:

(a) This Agreement has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms.

(b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

(c) The execution and delivery of this Agreement are not, and the issuance of the Shares upon conversion under this Agreement in accordance with the terms hereof will not be, inconsistent with the Company’s charter or bylaws, as amended, and do not and will not constitute a default under, any indenture, mortgage, contract or other agreement or instrument of which the Company is a party or by which it is otherwise bound.

11. Miscellaneous.

(a) Notices. All notices, requests and demands to or upon the respective parties hereto shall be given in writing and shall be deemed to have been duly given or made upon receipt by the receiving party. All notices, requests and demands are to be given or made to the respective parties at the following addresses (or to such other addresses as either party may designate by notice in accordance with the provisions of this paragraph):

If to the Company:               10500 N.E. 8th Street
Suite 1400
Bellevue, Washington 12533
Attention: John Atherly

With a copy to:                    Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Attention: Richard A. Friedman, Esq.

If to Lender:                          Moriah Capital, L.P.
685 Fifth Avenue
New York, New York 10022
Attention: Greg Zilberstein

With a copy to:                    Cohen Tauber Spievack & Wagner LLP
420 Lexington Avenue, Suite 2400
New York, New York 10170
Attention: Adam Stein, Esq.

(b) Amendments. The terms of this Agreement shall not be amended, altered, modified, supplemented or terminated in any manner whatsoever except by a written instrument signed by the parties hereto. The terms of this Agreement shall not be waived except by a written instrument signed by the party to be charged with such waiver.

(c) Binding on Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns in accordance with, and subject to, the terms of the Loan Agreement.

(d) Invalidity. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(d) Section or Paragraph Headings. Section and paragraph headings are for convenience only and shall not be construed as part of this Agreement.

(e) Governing Law. This Agreement shall be construed in accordance with, and shall be governed by, the laws of the State of New York (without giving effect to conflict of law rules.

(f) Counterparts. This Agreement may be executed in counterparts and by facsimile or electronic signature, each of which when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

 IN WITNESS WHEREOF, the parties have executed this Loan Conversion Agreement as of the date set forth below.

EMAGIN CORPORATION

Dated: August 7, 2007	By:	/s/ K.C. Park
Name: K.C. Park
Title: Interim CEO

MORIAH CAPITAL, L.P.

By: Moriah Capital Management, L.P., General Partner

By: Moriah Capital Management, GP, LLC, General Partner

By:	/s/ Alexandre Speaker
Name: Alexandre Speaker
Title: General Partner

Annex A

NOTICE OF CONVERSION

To: eMagin Corporation

1. The undersigned hereby elects to purchase _____ shares of Common Stock of eMagin Corporation in accordance with the terms of the attached Agreement, and tenders herewith a certificate of an executive officer of Moriah Capital, L.P. setting forth the amount of Loan Indebtedness to be cancelled, which amount is equal to the then applicable Conversion Price per share multiplied by the number of Shares being purchased, which represents full payment of the purchase price of such shares.

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

Name:

Address:

3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

Signature:__________________________

Name:_____________________________

Address:___________________________

_________________________________

_________________________________

Social Security or Taxpayer Identification No.: